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                                                                Exhibit 10.18




                                 AMENDMENT NO 4
                           BEVERLY ENTERPRISES, INC.
                           EXECUTIVE RETIREMENT PLAN


                 WHEREAS, Beverly Enterprises, Inc. (hereinafter referred to as the "Company") established the Beverly Enterprises, Inc. Executive Retirement Plan (hereinafter referred to as the "Plan") effective as of January 1, 1988; and

                 WHEREAS, the Company reserved the right in Article VIII of the Plan to amend said Plan by action of its Board of Directors; and

                 WHEREAS, the Company is now desirous of amending said Plan in order to make certain changes therein regarding eligibility for Company matching contributions;

                 NOW, THEREFORE, the Plan is amended, effective January 1, 1993, in the following respects:

                           1.      The first sentence of Section 5.1 is hereby
amended as follows:

                 "Subject to the requirements and restrictions of this Article V, and subject also to the amendment or termination of the Plan, as of the last day of each Plan Year, the Company may, in its sole discretion, depending on profits, determine to make a matching contribution on behalf of each Participant who (a) has contributed at least two percent (2%) of his Compensation for the Plan Year, (b) is employed by the Company as of December 1 of such year, or who retired during such Plan Year at or over age 59-1/2 with at least 10 Years of Service, and (c) has not withdrawn any funds that were used to calculate the company match from the Plan during the Plan Year."

                 IN WITNESS WHEREOF, the Company has caused this Amendment No. 4 to the Plan to be executed by its President and its corporate seal to be affixed by the Secretary, both duly authorized, effective the 1st day of January, 1993, but executed this 9th day of December, 1993.


Attest:  (SEAL)                            BEVERLY ENTERPRISES, INC.

________________________                   By_________________________
       Secretary                                    President